UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):  December 28, 2011

aVINCI MEDIA CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-17288	75-2193593
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
11781 South Lone Peak Parkway, Suite 270

Draper, UT 84020
(Address of principal executive offices) (Zip Code)

801- 495-5700
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 23, 2011, aVinci Media Corporation, and it’s wholly owned subsidiary aVinci Media, LC (collectively the “Company”) finalized an interim operating agreement with Gartner Media Corporation (“Gartner”), a Minnesota corporation, whereby Gartner agreed to assume all of aVinci day-to-day operations including the management and payment of employees, operation of assets, fulfillment of purchased products and services, collection of revenues, and payment of costs of operation.  Gartner agreed to assume daily operations, without assuming any Company liabilities or obligations, in an effort to preserve potential asset value for the benefit of the Company and Gartner.  Gartner intends to negotiate to purchase Company asset from the Company’s secured creditors who intend to seize and sell such assets as outlined in Item 2.04 below.

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

On January 4, 2010, pursuant to a Purchase Agreement dated January 4, 2010 (the “Note Purchase Agreement”), Amerivon Inventments, LLC (“Amerivon LLC”) purchased from the Company, a secured convertible promissory note in the original principal amount of $250,000 (the “Amerivon Note”) and a warrant to purchase 2,083,250 shares of Common Stock for an aggregate purchase price of $250,000.  Between March 4, 2011 and November 7, 2011, Amerivon loaned to the Company an additional $494,000 pursuant to amendments to the Amerivon Note.

On January 4, 2010, pursuant the Note Purchase Agreement, John E. Tyson (“Tyson”) purchased from the Company a secured convertible promissory note in the original principal amount of $100,000 (the “Tyson Note”) and a warrant to purchase 833,300 shares of Common Stock for an aggregate purchase price of $100,000.

The outstanding principal and accrued but unpaid interest on the Amerivon Note and the Tyson Note is convertible into a number of shares of Common Stock equal to the quotient of the amount of principal and accrued interest on the note being converted divided by $0.06.  The Company’s obligations under the Amerivon Note and the Tyson Note are secured by all of the Company’s assets pursuant to the terms of a Security Agreement, dated January 4, 2010, by and among Amerivon LLC, Tyson, the Company, and aVinci Media, LC (the “Security Agreement”).

On December 12, 2011, Amerivon LLC mailed a notice of default to the Company with respect to the Amerivon Note and the Tyson Note.  On December 16, Amerivon LLC mailed to the Company a demand that the Company make available to Amerivon LLC and Tyson, in their capacities as secured parties under the Security Agreement and no later than December 28, 2011, all of the assets of the Company.  Amerivon LLC and Tyson intend to sell such assets by private sale on or after December 28, 2011 pursuant to the provisions of the Utah Uniform Commercial Code.

The Company intends to cease ongoing business operations upon the sale of the Company assets by Amerivon LLC and Tyson except for the potential collection of any proceeds from the asset sale over and above the amount owed to Amerivon LLC and Tyson.  The Company does not currently believe any proceeds from the asset sale will be immediately available to the Company for the payment of creditors or for distribution to the shareholders; although, if pursuant to an asset purchase agreement a royalty stream is to be paid, the Company will act to distribute proceeds, if any, that may become available in the future, first to retire any remaining secured debt, then to creditors, and thereafter to shareholders.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors, Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

John E. Tyson and Jeffrey S. Pirtle resigned from the Board of Directors of the Company effective December 15, 2011.  Messrs. Tyson and Pirtle are executives of Amerivon LLC, a secured creditor and large block shareholder of the Company.  Amerivon recently exercised its rights under the Amerivon Note as set forth under Item 2.04.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

aVINCI MEDIA CORPORATION:
(Registrant)

Date: December 29, 2011	By:	/s/ Chett B. Paulsen
CHETT B. PAULSEN
Chief Executive Officer/President

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